EXHIBIT 23(P)(VII)(A)


================================================================================
                               CODE OF ETHICS AND
                          STATEMENT OF INSIDER TRADING
                                   APRIL 2009
================================================================================

                      RODNEY SQUARE MANAGEMENT CORPORATION

PREAMBLE

     This Code of Ethics (the "Code") has been adopted by:

         o the Management of Rodney Square Management Corporation ("RSMC"), insofar as RSMC serves as investment adviser to certain Funds of WT Mutual Fund (the "Trust"); and

         o appropriate personnel of Wilmington Trust Company ("WT"), Wilmington Trust Investment Management, LLC ("WTIM"), Wilmington Brokerage Services Company ("WBSC"), and their affiliates, insofar as WT provides certain support services to RSMC in connection with the investment advisory services RSMC provides to the Fund.

1.   COMPLIANCE WITH FEDERAL SECURITIES LAWS

     As an investment adviser registered with the U.S. Securities and Exchange Commission (the "SEC"), Rodney Square Management Corporation ("RSMC") is subject to the provisions of Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act"). Of particular note is Section 206 of the Advisers Act, which provides, in part, that it is unlawful for any investment adviser:

     (a) to employ any device, scheme, or artifice to defraud any client or prospective client;

     (b) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; or

     (c) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

     (d) Employees (as defined in Section 3 of this Article) shall at all times comply with these and all other laws and regulations that may be applicable to RSMC and WT company businesses. In some instances, where such laws and regulations may be ambiguous and difficult to interpret, Employees should seek the advice of the RSMC Chief Compliance Officer (defined in Section 3 of this Article), who may seek the advice of legal counsel.

2.   GENERAL PRINCIPLES

     This Code of Ethics and Statement of Insider Trading ("Code") is based on the following principles and standards:

     (a) RSMC and WT owe a fiduciary duty to all of their Clients (as defined in Section 3 of this Article) and, therefore, Employees must at all times place the interests of Clients ahead of their own.

     (b) Access Persons (as defined in Section 3 of this Article 1) must avoid any conduct that could create any actual or potential conflict of interest, and must ensure that their personal securities transactions do not in any way interfere with, or appear to take advantage of, the portfolio transactions undertaken on behalf of Clients.

     (c) Access Persons are not permitted to take inappropriate advantage of their positions with RSMC and WT to secure personal benefits that would otherwise be unavailable to them.

     (d) It is imperative that all Access Persons avoid any situation that might compromise, or call into question, the exercise of fully independent judgment in the interests of Clients. All Employees must adhere to these general principles in the conduct of the firms' businesses, even in situations that are not specifically addressed in this Code's provisions, procedures and restrictions. Violations of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission (the "SEC") or the federal courts. Any violation of the Code may constitute grounds for dismissal.

     The Code has been adopted in accordance with the requirements of Rule 204A-1 under the Advisers Act. The Code also addresses the requirements of Rule 17j-l (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Advisers Rule requires RSMC (also referred to as the "Investment Adviser") to adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the Federal securities laws, and to use reasonable diligence to prevent violations of the Code.

     Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission (the "SEC") or the federal courts. In addition, the Investment Adviser may impose internal sanctions for violations of this Code.

     ALL PERSONS THAT ARE OR THAT ARE ABOUT TO BECOME COVERED BY THIS CODE ARE EXPECTED TO BE FAMILIAR WITH THE PROSCRIPTIONS OF BOTH THE ADVISERS RULE AND THE RULE. To that end, a summary of Rule 17j-l(b) is included as Appendix A to this Code.

     Set forth below is the Code of Ethics adopted by the Investment Adviser in compliance with the rules.

3.   DEFINITIONS

     (a) "ACCESS PERSON" means:

         (i) shall include every manager, trader, member, director, officer of RSMC, WTIM, WBSC and WT, and any supervised person who has access to non-public information regarding Clients' purchases or sales of securities, is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

         (ii) With respect to WT, WBSC and WTIM, means any employee of WT, WBSC and WTIM who makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, trades securities for clients based upon recommendation of any and/or all of the aforementioned or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by WT, WBSC and WTIM to RSMC with respect to the Trust.

     (b) "ADVISORY PERSON" means:

         (i) any employee of RSMC or WT (or of any company in a control relationship to RSMC or WT) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

         (ii) any natural person in a control relationship to RSMC, WTIM or WT who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

* Certain interested Trustees or officers of the Fund who are also affiliated with and/or employed by an investment advisory or broker-dealer affiliate of RSMC, such as Cramer Rosenthal McGlynn, LLC ("CRM"), Roxbury Capital Management, LLC ("Roxbury"), Wilmington Trust Investment Management, LLC ("WTIM"), or Wilmington Brokerage Services Company ("WBSC"), who might be deemed to be an "ACCESS PERSON" and otherwise covered by this Code shall be excluded, provided that such person(s) are subject to a Code of Ethics adopted by CRM, Roxbury, WTIM, or WBSC, as appropriate.

     (c) "AUTOMATIC INVESTMENT PLAN" means:

         (i) a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a 401k or dividend reinvestment plan.

     (d) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when an instruction to purchase or sell the security has been made and communicated to the trading desk, which includes a pending "buy" or "sell" order with respect to a security for the Trust. In addition, as to any person, a security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" if such person is considering giving an instruction to purchase or sell the security or is aware that any other person is considering giving an instruction to purchase or sell the security for the Trust.

     (e) "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER(S)" for purposes of this Code, shall be interpreted in a manner consistent with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner or beneficial owner(s) have the right to enjoy some economic benefits from the ownership of the security regardless of who is the registered owner. This would include:

         (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

         (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

         (iii) securities held by a trustee, executor, administrator, custodian or broker (Note, accounts are reportable even if an access person does not derive an economic benefit from such account or accounts);

         (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

         (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

         (vi) securities recently purchased by a person and awaiting transfer into his or her name.

     (f) "CHIEF COMPLIANCE OFFICER" (CCO) means a person designated and appointed by RSMC to perform, or procure the performance of, the various responsibilities assigned to such COMPLIANCE COMMITTEE by this Code.

     (g) "CLIENT" means both individual and institutional clients (including corporations, investment companies, trusts, endowments, foundations and other legal entities), whether resident or non-U.S. resident, for whom RSMC or WT provides investment services.

     (h) "COMPLIANCE COMMITTEE" means certain RSMC and/or WT employees whose responsibilities include the pre-clearance of personal trades and analysis and remediation of trading violations. (Committee members are Anna Bencrowsky, Rex Macey, John Kelley, and Marilyn Talman, Esq.).

     (i) "CONTROL" has the same meaning as in Section 2(a)(9) of the 1940 Act.

     (j) *"COVERED SECURITY" means any Security defined under Section 2(a)(36) of the 1940 Act (u) below), including for the purposes of this Code of Ethics, iShares, ETFs, and ETNs except that the following types of securities are generally exempt from trading restrictions under this
         Code:

         (i)   direct obligations of the Government of the United States;

         (ii) bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements;

         (iii) shares issued by open-end investment companies registered under the 1940 Act.

* THE DEFINITION INCLUDED IN SECTION 2(A)(36) OF THE 1940 ACT (THE "ACT") INCLUDES PRIVATE PLACEMENTS SUCH AS BALENTINE, CAMDEN, AND GUIDANCE.

     (k) "EMPLOYEES" shall mean every manager, member, director, officer and Access Person of RSMC and WT.

     (l) "EQUIVALENT SECURITY" shall include any option to purchase or sell, and any security convertible into or exchangeable for such COVERED SECURITY.

     (m) "EXCHANGE TRADED FUNDS (ETFs)" include shares of open-end mutual funds and units of unit investment trusts (UITs). Shares of several other products are sometimes referred to as ETFs although they are not actually shares of registered investment companies due to their lack of qualification for registration under the Investment Company Act of 1940 or because they have no requirement to register. All of these securities trade in the open market over an exchange (hence the name exchange-traded fund), rather than being bought and sold by the investment company as redeemable securities.

     (n) "EXCHANGE TRADED NOTES (ETNs,)" An ETN is a security that combines both the characteristics of bonds/commodities and exchange traded funds
         (ETFs) except that an ETN is registered only under the Securities Act of 1933 (and not the Investment Company Act of 1940). Similar to ETFs, ETNs are traded on a major exchange (i.e. NYSE). However, investors can also hold the ETN until maturity. At that time the issuer will pay the investor a cash amount that would be equal to the bond or commodity principal amount (subject to the day's index factor).

     (o) "FAMILY" shall include one's spouse, minor children, parents, siblings and adults living in the same household.

     (p) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     (q) "INVESTMENT PERSONNEL" means:

         (i) any employee of RSMC, WBSC or WT (or of any company in a CONTROL relationship to RSMC or WT), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale and trading of recommended securities by the Trust or any other client; and

         (ii) any natural person who CONTROLS RSMC or WT, who obtains information concerning recommendations made to the Trust or any other client regarding the purchase or sale of securities by the Trust or any other client.

     (r) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506.

     (s) "LIMITED PARTNERSHIP" means a commingled vehicle that is not publicly offered and is exempt from registration under the Securities Act of 1933 and Investment Act of 1940.

     (t) "PERSONAL TRADE ASSISTANT" (PTA) is provided by Dataware Solutions, and is an electronic tool that facilitates pre-clearance and reporting of personal trades, completion of required Certifications, and holdings of all access and related persons brokerage accounts.

     (u) "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a COVERED SECURITY.

     (v) "REPORTABLE FUND" means: (i) any fund for which the Adviser serves as an investment adviser as defined in Section 2(a)(20) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser. For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act or (iii) any Exchange-Traded Fund
         (ETFs) or Exchange Traded Notes (ETNs).

     (w) "SECURITY" shall have the same meaning set forth under Section 202(a)(18) of the Advisers Act, irrespective of whether the issuer is a U.S. or non-U.S. entity and whether the security is being held by a U.S or non-U.S. custodian, or directly or indirectly, in personal custody; except that it shall not include shares of registered open-end investment companies (mutual funds), securities issued by the U.S Government or by U.S. federal agencies which are direct obligations of the U.S., bankers' acceptances, bank certificates of deposits and commercial paper. The following are expressly deemed to be a security subject to this Code:

         (i)   A security issued by any foreign government or agency thereof;
               and

         (ii)  A future or an option on a future.

     (x) A security is being considered for purchase or sale or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security by a RSMC or WT portfolio manager is under serious consideration or has already been made and the transaction is being executed.

     (y) "TRADING PROGRAM" means the implementation over a period of time of an investment decision to buy or sell securities of a particular company on behalf of one or more clients. The duration of a Trading Program may be shorter (one day or part of a day) or longer (days, weeks) depending upon market conditions such as price or liquidity. RSMC also undertakes "Partial Trading Programs," which means that it may implement a program of buy or sell a partial position of securities in a particular company on behalf of a group of clients pending a later possible determination by RSMC to buy or sell a full position.

4.   PRINCIPLES FOR DOING BUSINESS

     (a) Confidentiality of Client Information

     Confidentiality of Client information is a fundamental principle of the investment management business. Employees must maintain the confidential relationship between RSMC and each of its Clients. This confidentiality of Client information such as the extent of the account relationship must be held inviolate by those to whom it is entrusted and must never be discussed outside the normal and necessary course of RSMC and WT businesses. To the extent possible, all information concerning Clients and their accounts shall be shared among Employees on a strictly need-to-know basis.

     (b) Conflicts of Interest

     It shall be the first obligation of every Access Person to fulfill his or her fiduciary duty to clients. No Access Person shall undertake any outside employment, or engage in any personal business interest, that would interfere with the performance of this fiduciary duty. No Access Person may act on behalf of RSMC or WT in any transaction involving persons or organizations with whom he or she, or his or her family, have any significant connection or financial interest. In any closely held enterprise, even a modest financial interest held by an Access Person, or any member of his or her family, should be viewed as significant.

     (c) Service as a Director

     No Access Person shall become a director or any official of a business organized for profit without first obtaining written approval from RSMC's Chief Compliance Officer and/or the appropriate management personnel based upon the determination that such service would not be inconsistent with the interests of RSMC or WT and RSMC's Clients.

     SHOULD A RELATED PERSON OF AN ACCESS PERSON BECOME A DIRECTOR OR ANY OFFICIAL OF A BUSINESS ORGANIZED FOR PROFIT, THE CHIEF COMPLIANCE OFFICER SHOULD BE NOTIFIED IMMEDIATELY.

     (d) Personal Fiduciary Appointments

     No Access Person shall accept a personal fiduciary appointment without first obtaining the written approval of RSMC's Chief Compliance Officer and/or the appropriate management personnel, unless such appointment results from a close family relationship.

     (e) Service on Civic and Charitable Organizations

     RSMC and WT encourage their Employees to participate in local, civic, and charitable activities. In some cases, however, it may be improper for an Access Person to serve as a member, director, officer or employee of a municipal corporation, agency, school board, or library board. Such service is appropriate when adequate assurances, in writing, are first given to RSMC's Chief Compliance Officer and/or the appropriate management personnel, that business relationships between RSMC and WT and such entities would not be prohibited or limited because of statutory or administrative requirements regarding conflicts of interest.

     (f) Fees to Consultants and Agents

     No fees or payments may be made by RSMC directly or indirectly to consultants, agents, solicitors and other third-party providers of professional services without approval by John J. Kelley or his designee or successor prior to conclusion of any formal arrangements for services.

     (g) Personal Benefits

     No Access Person, or member of his or her Family, may accept a personal gift, benefit, service, form of entertainment or anything of more than de minimis value ("gift" from Clients, suppliers, service providers, brokers and all other parties with whom RSMC has contractual or other business arrangements if such gift is made because of the recipient's affiliation with RSMC or WT or with an Access Person. Any RSMC Access Person, who receives a gift of more than de minimis value, or a gift with an unclear status under this Section 7, shall promptly notify the Chief Compliance Officer and may accept the gift only upon written approval of the Chief Compliance Officer. It shall be the responsibility of the Chief Compliance Officer to determine whether the gift shall be retained by the Access Person or member of his or her Family, returned to the donor, or donated without tax deduction to such charitable organization as determined by the affected Access Person with the approval of the Chief Compliance Officer.

     (h) Personal Fees and Commissions

     No Access Person shall accept personal fees, commissions or any other form of remuneration in connection with any transactions on behalf of RSMC or WT or any of its Clients, except those approved by the Chief Compliance Officer, and which are received in the ordinary course of business.

     (i) Dealings with Suppliers

     Access Persons shall award orders or contracts to outside suppliers on behalf of RSMC, solely on the basis of merit and competitive pricing, without regard to favoritism or nepotism.

     (j) Borrowing

     No Access Person, or member of his or her Family, may borrow money from any Client or any RSMC and WT suppliers, service providers, brokers and all other parties, with whom RSMC or WT has contractual or other business arrangement under any circumstances.

Notwithstanding the foregoing, Employees may maintain margin accounts for their personal trading activities.

     (k) Political Contributions

     RSMC shall make no contributions to political parties or candidates for office.

     (l) Duty to Report Violations or Potential Conflicts of Interest

     RSMC's Chief Compliance Officer must be informed at all times of matters that may constitute violations of this Code of Ethics, or that may be considered of fraudulent or illegal nature, or potentially injurious to the good reputation of RSMC. RSMC Employees shall have a duty to report such events immediately to the Chief Compliance Officer.

     (m) Full Disclosure

     In responding to requests for information concerning RSMC business practices from RSMC's internal or independent accountants and auditors, counsel, regulatory agencies or other third parties, RSMC shall be truthful in their communications and shall make full disclosure at all times.

5.   INSIDER TRADING

     (a) Introduction

     The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisers and broker-dealers establish, maintain and enforce written policies and procedures designed to detect and prevent the misuse of material nonpublic information by such investment adviser and/or broker-dealer, or any person associated with the investment adviser and/or broker-dealer.

     Section 204A of the Advisers Act states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them. Accordingly, RMSC has adopted the following policy, procedures and supervisory procedures as an integral part of its Code applicable to all Access Persons.

     (b) Policy

     The purpose of this Section 2 is to familiarize Access Persons with issues concerning insider trading and assist them in putting into context the policy and procedures on insider trading.

     No Access Person may trade in a security, either personally or on behalf of Clients, while in possession of material, nonpublic information regarding that security; nor may any Access Person communicate material, nonpublic information to others in violation of the law. This conduct is commonly referred to as "insider trading." This policy extends to activities within and without the individual functions of access persons and covers not only their personal transactions, but also indirect trading by Family, friends and others, or the nonpublic distribution of inside information form them to others. Any questions regarding the policy and procedures should be referred to the Chief Compliance Officer.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade securities (whether or not one is an "insider") or the communication of material nonpublic information to others who may then seek to benefit from such information.

     While the law concerning insider trading is not static and may undergo revisions from time to time, it is generally understood that the law prohibits:

         (i) trading by an insider, while in possession of material nonpublic information, or

         (ii) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

         (iii) communicating material nonpublic information to others.

     (c) Elements of Insider Trading

         (i)   Who is an Insider?

     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such service providers. In addition, an investment adviser may become a temporary insider of a company it advises or for which it provides other services. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

         (ii)  What is Material Information?

     Trading on inside information can be the basis for liability when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information is reasonably certain to have a substantial effect on the price of a company's securities. Information that Access Persons should consider material includes, but is not limited to dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

         (iii) What is Nonpublic Information?

     Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Bloomberg electronic news reports or in THE WALL STREET JOURNAL or other publications of general; circulation would be considered public. (Depending on the nature of the information, and the type of timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.)

     (d) Penalties for Insider Trading

     Penalties for trading on or communicating material nonpublic information are severe, both for individuals and their employers. An individual can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation:

         (i)   civil injunctions;

         (ii)  treble damages;

         (iii) disgorgement of profits;

         (iv)  jail sentences;

         (v) fines for the person who committed the violation of up top three times the

         (vi) profit gained or loss avoided, whether or not the person actually benefited; and

         (vii) fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

     (e) Procedures

     The following procedures have been established to aid Access Persons in avoiding insider trading and to aid in preventing, detecting, and imposing sanctions against insider trading. Access persons must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and/or criminal penalties. If you have questions about these procedures, you should consult the Chief Compliance Officer.

         (i) Identifying Inside Information. Before trading for yourself or others, including Clients, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

               (1) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

               (2) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace, e.g. by being published electronically by BLOOMBERG, or in THE WALL STREET JOURNAL or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have any questions as to whether the information is material and nonpublic, you should report the matter immediately to the Chief Compliance Officer. Until she has an opportunity to review the matter, you should not (i) purchase or sell the security on behalf of yourself or others, including Clients, and (ii) communicate the information to anyone, other than to the Chief Compliance Officer. After the Chief Compliance Officer has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

         (i) Personal Securities Trading. Each Access Person shall electronically submit to the CCO via Personal Trade Assistant ("PTA") on a quarterly basis, a Code of Ethics Certification. If, for any reason, electronic means is not available then a trading report, a form of which is attached to the Code should be submitted to the CCO.

         (ii) Restricting Access to Material Nonpublic Information. Any information in your possession that you identify as material and nonpublic may not be communicated

         (iii) to anyone, other than the Chief Compliance Officer as provided in sub-paragraph (a) above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be locked; access to computer files containing material nonpublic, information should be restricted.

         (iv) Resolving Issues Concerning Insider Trading. If, After consideration of the items set forth in of this Article IV, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

     (f) Supervision

     The supervisory role of the Chief Compliance Officer, Chief Operating Officer of RSMC, and management of WT is critical to the implementation and maintenance of this Statement of Insider Trading, and encompasses the following:

         (i)   Prevention of Insider Trading

               To prevent insider trading, the Chief Compliance Officer or in her absence, the Chief Operating Officer shall:

               (1) answer promptly any questions regarding the Statement of
                   Insider Trading;

               (2) resolve issues of whether information received by Access
                   Persons is material and nonpublic;

               (3) update the Statement of Insider Trading and distribute amendments thereto, as necessary, to all Access Persons;

               (4) obtain an annual written acknowledgment form all Access
                   Persons that they have reviewed the Code of Ethics, including the Statement on Insider Trading contained in Article 5 thereof;

               (5) when it has been determined that any Access Person has material Nonpublic information:

                   (a) implement measures to prevent dissemination of such
                       information, and

                   (b) if necessary, restrict Access Persons from trading the securities,

         (ii)  Detection of Insider Trading

         To detect insider trading, the Chief Compliance Officer shall:

         (i) review electronic trading activity reports submitted quarterly by each Access Person, to ensure that no trading took place in securities in which Access Persons of RSMC, WTIM, WBSC and/or WT were in possession of material nonpublic information;

         (ii) review the trading activity of the portfolios managed by RSMC quarterly; and coordinate, if necessary, the review of such reports with other appropriate officers, director or employees of RSMC, WTIM, WBSC and WT.

         (iii) Special Reports of Management

         Promptly upon learning of a potential violation of the Statement of Insider Trading, the Chief Compliance Officer shall prepare a written report detailing the incident.

         (iv)  Quarterly Reports

         On a quarterly basis, the Chief Compliance Officer will prepare a written report to RSMC Management and the Trust's Board of Trustees, setting forth the following:

               (1) describe any issues arising under this Code or Ethics or procedures during the past quarter;

               (2) summarize any violations of the Code of Ethics or procedures, including sanctions imposed in response to such violations, during the past year;

               (3) provide full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and

               (4) evaluate the current procedures and make any recommendations for changes in the existing restrictions and/or procedures based upon experience of RSMC under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations to WT Legal.

6.   PRIMARY REQUIREMENTS FOR PERSONAL TRADING

     (a) Execution of Personal Trades through Wilmington Brokerage Services Company (WBSC).

         All RSMC ACCESS PERSONS WERE PREVIOUSLY ADVISED THAT ALL PERSONAL OR RELATED BROKERAGE ACCOUNTS WERE TO BE THROUGH WBSC, E-TRADE, FIDELITY, MERRILL LYNCH, SCHWAB, AND TDAMERITRADE ONLY. However, an ACCESS PERSON may seek a waiver (Schedule E) from this requirement by submitting a Brokerage Account Waiver Application to the CCO or in her absence another Compliance Committee member. The Chief Compliance Officer and or/ the Compliance Committee will then evaluate the request and notify the Access Person within a reasonable amount of time of their decision. PLEASE NOTE THAT WAIVERS WILL ONLY BE GRANTED IN CASES OF EXTREME NECESSITY. FOR EXAMPLE, SPOUSE'S RELATED ACCOUNT MAY ONLY BE HOUSED WHERE SPOUSE'S EMPLOYER SPECIFIES OR WHERE A TRUST MAY REQUIRE.

     (b) Pre-Clearance of Personal Securities Transactions in Covered
         Securities.

         (i) All ACCESS PERSONS MUST SUBMIT PROPER PRE-CLEARANCE DOCUMENTATION TO TRADE IN SECURITIES WITH A MARKET CAPITALIZATION OF UNDER $10 BILLION, AND FOR PURCHASES OF LIMITED OFFERINGS AND/OR LIMITED PARTNERSHIPS, to the CCO or in her absence, John J. Kelley and/or Rex Macey, and as an alternate only to these individuals, Marilyn Talman, Esq., to obtain approval should the trade or trades (including Limited Offerings and

               Limited Partnerships) in question not meet the Exempted Transaction criteria set forth in this Code under Section 8.

         (ii) Such requests, shall only be considered upon completion and approval of a Pre-Clearance Form for each contemplated transaction, in the form attached hereto as Schedule D or in such other form as determined appropriate by the CCO or another Compliance Committee Member.

         (iii) No personal trades will be permitted in any individual security with a market capitalization of under 10 billion on the same day that RSMC trades that security on behalf of the WT Mutual Fund unless cleared by the CCO or in her absence a member of the Compliance Committee.

         (iv) A BLACKOUT PERIOD, where NO TRADING may take place in any personal account in securities with a market capitalization OF UNDER $10 BILLION, is in effect for a three days (3) prior to and three days (3) after any mutual fund trading, or upon notification to employees by Compliance Personnel, on an as needed basis, UNLESS DULY DOCUMENTED PRIOR PRE-CLEARANCE HAS BEEN GRANTED BY THE CCO OR ANOTHER COMPLIANCE COMMITTEE MEMBER.

         (v) For securities with a market capitalization IN EXCESS OF $10 BILLION no transaction restrictions are in place however, NOTICE OF TRADE/TRADES MUST BE SENT VIA EMAIL TO THE CCO ON THE SAME DAY THE TRADE/TRADES ARE EXECUTED.

         (vi) LIMITED OFFERINGS AND LIMITED PARTNERSHIPS ARE NOT SUBJECT TO THE BLACKOUT PERIOD HOWEVER, THEY ARE SUBJECT TO PRE-CLEARANCE WHEN BEING PURCHASED.

         (vii) A pre-cleared trade that has been properly authorized by the CCO or another Compliance Committee member MUST BE EXECUTED WITHIN 24 HOURS. If a trade is not executed within 24 hours a new pre-clearance form should be presented to the CCO or another Compliance Committee member for proper pre-clearance. Should additional information come to the attention of ANY OF THE COMPLIANCE COMMITTEE DURING THE 24 HOUR APPROVAL PERIOD BEFORE TRADE EXECUTION, SUCH APPROVAL MAY BE WITHDRAWN UPON NOTICE TO THE ACCESS PERSON. If transaction is not executed by its expiration date, pre-clearance must be re-executed.

     (c) The Compliance Committee may authorize or reject a proposed personal trade, in their sole discretion. All authorizations, or rejections, made by the COMPLIANCE COMMITTEE will be properly documented.

7.   PROHIBITED TRANSACTIONS

     (a) No ACCESS PERSON shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-l. Please refer to the applicable trading restrictions on the chart attached hereto as Appendix A.

     (b) Except as otherwise provided, no ACCESS PERSON shall:

         (i) IN THE ABSENCE OF DULY DOCUMENTED PRE-CLEARANCE APPROVAL, purchase or sell, directly or indirectly, any COVERED SECURITY (or any EQUIVALENT SECURITY) with a market capitalization of under $10 billion, in which he or she has or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP and which at the time of such purchase or sale:

               (a) is BEING CONSIDERED FOR PURCHASE OR SALE by the Trust, as the
                   case may be, or

               (b) is BEING PURCHASED OR SOLD by the Trust;

         (ii) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust;

         (iii) IN THE ABSENCE OF DULY DOCUMENTED PRE-CLEARANCE APPROVAL, buy or sell a COVERED SECURITY WITH A MARKET CAPITALIZATION OF UNDER $10 BILLION, within three (3) calendar days before and after the Trust trades in that security;

         (iv) seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Trust because of such person's association with the Trust. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust will not be considered to be in violation of this section:

               (a) an occasional meal;

               (b) an occasional ticket to a sporting event, the theater or comparable entertainment, or

               (c) a holiday gift of fruit or other foods; PROVIDED, however, that such gift is made available to all members of the recipient's department; or

         (v) trade on or communicate material non-public information, or "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise.

     (c) ADDITIONALLY, no ACCESS PERSON shall:

         (i) acquire directly or indirectly any BENEFICIAL OWNERSHIP in any securities in an IPO; and

         (ii) with respect to LIMITED OFFERINGS and LIMITED PARTNERSHIPS, securities purchased in accordance with pre-clearance procedures and duly authorized by THE CCO AND/OR THE COMPLIANCE COMMITTEE, fail to disclose that investment when and if they are involved in the Trust's subsequent consideration of an investment in the same issuer. In such circumstances, the Trust's decision to purchase securities of the issuer shall be subject to independent review by the COMPLIANCE COMMITTEE and at least one officer of the Trust, or the Investment Adviser with no personal interest in the issuer.

               The person proposing to make the acquisition and any subordinate of such individual shall be excluded from participating in such review.

     (d) FURTHER, no ACCESS PERSON shall:

         (i) IN THE ABSENCE OF DULY DOCUMENTED PRE-CLEARANCE APPROVAL, purchase and sell, or sell and purchase, the same COVERED SECURITY (or any EQUIVALENT SECURITY) within sixty (60) calendar days, and shall be required to disgorge any profits realized from such short-term trading; or

         (ii) serve on the board of directors of any publicly traded company without prior written notification to the Chief Compliance Officer and the President of RSMC, and written authorization to do so from the Chief Compliance Officer and the President of RSMC. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust and its respective shareholders.

8.   EXEMPTED TRANSACTIONS

     The prohibitions of Sections 7(b), 7(c) and 7(d) of the Code shall not apply to:

     (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     (b) transactions effected pursuant to an automatic 401k Plan or automatic dividend reinvestment plan;*HOWEVER, ANY TRANSACTION THAT OVER-RIDES THE PRE-SET SCHEDULE OR ALLOCATION OF INVESTMENTS IN A REPORTABLE FUND MUST BE DISCLOSED IN QUARTERLY REPORTS.

     *ALL EQUITY PORTFOLIO MANAGERS, TRADERS, AND/OR IST MEMBERS ARE OBLIGATED TO REFRAIN FROM INSTITUTING ACTIVITY IN THEIR WILMINGTON TRUST COMPANY 401K PLAN THREE DAYS (3) PRIOR TO ANY RSMC MANAGED MUTUAL FUND TRADES.

     (c) purchases or sales which are part of a systematic investment plan whereby assets are moved from one type of account to another, PROVIDED such accounts, together with the related security transactions, do not include Covered Securities. (Example: monthly transfers from a bank account to a mutual fund;

     (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     (e) purchases or sales of securities at any time of any issuer with a market capitalization of at least $10 billion with notice of such trade/trades execution sent the same day to the CCO.

     (f) non-affiliated mutual funds

     (g) Wilmington Trust Company stock

     NOTWITHSTANDING THESE GENERAL EXEMPTIONS, THE SEC HAS FULL AUTHORITY TO EXAMINE ALL PERSONAL SECURITIES TRANSACTIONS TO DETERMINE ANY VIOLATION OF FEDERAL SECURITIES LAWS.

9.   SPECIAL EXEMPTIONS

     The Chief Compliance Officer, Anna M. Bencrowsky, or in her absence, President and Chief Operating Officer, John Kelley and/or the Chief Investment Officer, Rex Macey, may grant exemptions from the personal trading restrictions in this Code, and that an exemption is appropriate to avoid injustice to the access person in the particular factual situation presented. Factors to be considered may include: the size and holding period of the access person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the access persons requested transaction, the amount and timing of client trading in the same or related security, and other relevant factors.

     Any access person wishing an exemption should submit a written or email request to the Chief Compliance Officer or in her absence John Kelley and/or Rex Macey, setting forth the pertinent facts and reasons why the access person believes that the exemption should be granted. Access persons are cautioned that exemptions are intended to be exceptions and will not routinely be approved.

10.  COMPLIANCE PROCEDURES (PROCEDURES ALSO APPLY TO EMPLOYEE RELATED ACCOUNTS)

     (a) Initial Holdings Reports

         All ACCESS PERSONS shall disclose to the Chief Compliance Officer their personal holdings within 10 days of when the individual becomes an Access Person, and at least annually thereafter. The holdings report must be current as of a date not more than 45 days prior to the individual's becoming an access person:

         (i) the title, number of shares and principal amount of each COVERED SECURITY and each REPORTABLE FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON;

         (ii) the name of any broker, dealer or bank ("financial institution") with whom the ACCESS PERSON maintained an account in which any securities were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; and

         (iii) the date that the report is submitted by the ACCESS PERSON.

         The Initial Holdings Report shall be made on the form attached hereto as SCHEDULE A.

     (b) Quarterly Securities Transactions Reports

         (i) Every ACCESS PERSON shall report to the Chief Compliance Officer the information described below with respect to transactions in any COVERED SECURITY and REPORTABLE FUND in which such person has, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP in the security; PROVIDED, however, that an ACCESS PERSON shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

         (ii) REPORTS REQUIRED UNDER THIS SECTION SHALL BE MADE NOT LATER THAN 30 DAYS after the end of the calendar quarter. EVERY ACCESS PERSON SHALL BE REQUIRED TO SUBMIT A REPORT FOR ALL PERIODS, INCLUDING THOSE PERIODS IN WHICH NO SECURITIES TRANSACTIONS WERE EFFECTED.

         (iii) For all ACCESS PERSONS, an electronic Quarterly Compliance, Quarterly Transaction, and Quarterly Confirmation of Trading Account/s Certification shall be made via Personal Trade Assistant. However, since PTA may not be accessed away from Wilmington Trust Company, a physical Quarterly Certification (Schedule C) will be accepted only should and Access Person be away from Wilmington Trust Company for the duration of the Quarterly Certification reporting period.

               With respect to any transaction during the quarter in a COVERED SECURITY and REPORTABLE FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each COVERED SECURITY and each REPORTABLE FUND involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3) the price at which the transaction in the COVERED SECURITY and each REPORTABLE FUND was effected;

               (4) the name of the financial institution with or through which the transaction was effected;

               (5) the date that the report is submitted by the ACCESS PERSON;
                   and

               With respect to any account established by the ACCESS PERSON in which any securities were held during the quarter for the direct or indirect benefit of the ACCESS PERSON:

               (1) the name of the financial institution with whom the ACCESS
                   PERSON established the account;

               (2) the date the account was established; and

               (3) the date that the report is submitted by the ACCESS PERSON.

     (c) Annual Holdings Reports

         Every ACCESS PERSON must complete and submit electronically to the Chief Compliance Officer via Personal Trade Assistant, an annual holdings report which is current to within 45 days of the date that the report is submitted. However, since PTA may not be accessed away from Wilmington Trust Company, a physical Annual Holdings Report (Schedule B) will be accepted only should an Access Person be away from Wilmington Trust Company for the duration of the Annual Holdings reporting period. This report shall be due no later than the January 30 following the December 31 year-end, and shall disclose:

         (i) the title, number of shares and principal amount of each COVERED SECURITY and each REPORTABLE FUND in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP;

         (ii) the name of any financial institution with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON; and

         (iii) the date that the report is submitted by the ACCESS PERSON.

     (d) Statements and Confirmations from Financial Institutions

         Every ACCESS PERSON shall direct his or her financial institution to either electronically or in some cases physically supply to the Chief Compliance Officer, on a timely basis, duplicate copies of all periodic statements for all securities accounts.

         If copies of periodic statements are not received within 30 days of the end of the reporting period, the ACCESS PERSON shall be notified and must provide a statement/s to the CCO within the time allotted without delay or provide a written authorization to the Chief Compliance Officer to obtain such statements directly from the Access Person's institution.

         In addition, each Access Person must complete and submit electronically via Personal Trade Assistant an Annual Questionnaire, which must be submitted no later than the January 30 following the December 31 year-end. HOWEVER, SINCE PTA MAY NOT BE ACCESSED AWAY FROM WILMINGTON TRUST COMPANY, A PHYSICAL ANNUAL QUESTIONNAIRE WILL BE ACCEPTED ONLY SHOULD AN ACCESS PERSON BE AWAY FROM WILMINGTON TRUST COMPANY FOR THE DURATION OF THE ANNUAL QUESTIONNAIRE REPORTING PERIOD.

     (e) Notification of Reporting Obligation

         The Chief Compliance Officer shall notify each identified ACCESS PERSON that he or she is subject to these reporting requirements and shall deliver a copy of the current Code of Ethics, and any subsequent amendments thereto, to each ACCESS PERSON.

     (f) Educating Employees About the Code of Ethics

         The Advisers Rule requires the adviser to provide each supervised person with a copy of the code of ethics and any amendments. The code must also require each supervised person to acknowledge, in writing, his or her receipt of the code.

         In order to further foster and educate access persons in regards to required compliance, the adviser will conduct compliance meetings as appropriate. The purpose of such meetings will be to review with new and existing Employees the adviser's compliance program, and how it helps us to fulfill our fiduciary obligations to put clients first and treat them fairly. Such meetings will also serve as an outlet to further educate those who continue to be subject to the code as to new regulatory developments. Employees will also be encouraged to speak up and bring any situations they view as detrimental to the attention of the CCO, their immediate supervisor, or to the attention of a Committee Member.

         Personal trading activities will also be reviewed so as to discourage employees from engaging in a pattern of securities transactions which either:

               o Is so excessively frequent as to potentially impact their ability to carry out their assigned responsibilities or,

               o Involves securities positions that are disproportionate to their net assets.

     (g) Certification of Compliance with Code of Ethics

         ACCESS PERSONS shall electronically certify annually pursuant to the Annual Holdings Report that:

         (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;

         (ii)  they have complied with the requirements of the Code of Ethics;

         (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics; and

         (iv) with respect to accounts that the ACCESS PERSON has represented that he or she has no direct or indirect influence or control, such ACCESS PERSON still has no direct or indirect influence or control over such accounts.

     (h) Conflict of Interest

         Every ACCESS PERSON shall notify the Chief Compliance Officer of any personal conflict of interest relationship that may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Trust.

     (i) Review of Reports

         The Chief Compliance Officer shall review all holdings or transactions reports submitted by each ACCESS PERSON, including periodic statements from financial institutions confirming personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics. Suspected violations shall be analyzed, documented and communicated to the COMPLIANCE COMMITTEE, AND THE TRUST'S BOARD OF TRUSTEES.

         The Chief Compliance Officer shall maintain a current list of the persons responsible for reviewing the transactions and holdings reports provided electronically by PTA and/or physically.

     (j) Beneficial Ownership

         As stated previously, BENEFICIAL OWNERSHIP shall be interpreted in a manner consistent with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. Any form of report required pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect BENEFICIAL OWNERSHIP in any COVERED SECURITY or REPORTABLE FUND to which the report relates.

11.  ANNUAL REPORTING

     The Chief Compliance Officer and the Investment Adviser shall furnish to the Board of Trustees of the Trust(the "Board"), an annual certification that RSMC has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating this Code of Ethics and Statement of Insider Trading. Such annual report shall: (a) describe any issues arising under this Code of Ethics or since the last report;(b) summarize any violations of this Code of Ethics or procedures, including sanctions imposed in response to such violations, during the past year or since the last report;(c) identify any recommended changes in the existing restrictions or procedures based upon the experience of RSMC under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations since the last report; and(d) certify that RSMC has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating this Code of Ethics.

12.  REPORTING OF VIOLATIONS

     (a) The Chief Compliance Officer shall initially review a suspected violation. Should it be determined that a material violation has occurred, the Chief Compliance Officer, at her option, will also notify the Compliance Committee and sanctions may be imposed.

     (b) Should the CCO and/or the COMPLIANCE COMMITTEE find that a transaction otherwise reportable could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(b), it may, in its discretion, record a written memorandum of such finding and the reasons therefore within the files maintained pursuant to this Code of Ethics.

     (c) To the extent that a violation of this Code of Ethics constitutes a violation of RSMC and/or the Trust's Code of Ethics, the Trust's Regulatory Oversight Committee shall review reports of such violations on a quarterly basis.

13.  POTENTIAL PENALTIES AND/OR SANCTIONS

     Any securities trade or other activity found to be executed in violation of this or the Trust's Code of Ethics or the Rule shall be reviewed promptly by the CCO and in certain cases other members of the Compliance Committee.

     Upon determination that a violation of this or the Trust's Code of Ethics has occurred, penalties and/or sanctions may be deemed appropriate, including, among other things, mandatory closing of account(s), unwinding of trade(s), disgorgement of profits, a letter of censure or suspension, or even termination of the employment of the violator. The CCO will also make a full report of such violation, and any subsequent action or actions taken regarding such violation to the Trust's' Regulatory Oversight Committee and the Trust's Audit Committee.

     Any violation for which disgorgement of profits (net of commissions but before any tax effect) is required will be to the Trust. In the event the Trust, is unaffected by the trade, the profits may be donated to a recognized charity that may be selected, with the approval of the Chief Compliance Officer, by the Access Person who was found to be in violation of the Code.

14.  RETENTION OF RECORDS

     As required under Rule 17j -1, the Investment Adviser shall maintain this Code of Ethics; a list of all persons required to make reports hereunder from time to time; a copy of each report made by an Access Person hereunder; a list of all persons responsible for reviewing the reports required hereunder; a record of any decision, including the reasons supporting the decision, to approve the acquisition by an ADVISORY PERSON OR INVESTMENT PERSONNEL OF SECURITIES IN A LIMITED OFFERING OR LIMITED PARTNERSHIP; each memorandum made by the Chief Compliance Officer hereunder; and a record of any violation hereof, including any action taken as a result of such violation.

15.  AMENDMENTS

     This Code shall be amended from time to time, as changing regulations warrant, as operational procedures are enhanced, or to reflect non-material updates. Should reported transaction activity of ACCESS PERSONS indicate trends that could pose a potential risk to achieving full compliance with the Rule, additional trading restrictions may be implemented under this Code.

16.  ADOPTION AND APPROVAL

     The Management of RSMC shall approve this Code of Ethics with respect to RSMC, including any material changes to this Code.

    ADOPTED AS OF JULY, 2005 AND RATIFIED AND CONFIRMED ON SEPTEMBER 1, 2005
                REVISED NOVEMBER 2007, DECEMBER, 2008, APRIL 2009

                                                                      APPENDIX A

 -------------------------------------------------------------------------------
                            SUMMARY OF RULE 17J-L(B)
--------------------------------------------------------------------------------

IT IS UNLAWFUL FOR:

any affiliated person of, or principal underwriter for, a registered investment company ("Trust"), or

o ANY AFFILIATED PERSON OF AN INVESTMENT ADVISER OF, OR OF A PRINCIPAL UNDERWRITER FOR, A TRUST, IN CONNECTION WITH THE PURCHASE OR SALE, DIRECTLY OR INDIRECTLY, BY THE PERSON OF A SECURITY HELD OR TO BE ACQUIRED (SEE DEFINITION BELOW) BY THE TRUST:

     1.  to employ any device, scheme or artifice to defraud the Trust;

     2. to make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

     3. to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Trust; or

     4.  to engage in any manipulative practice with respect to the Trust.

NOTE:

For purposes of Rule 17j -1, a "security held or to be acquired" by a Trust means:

         (i) any COVERED SECURITY within the meaning of the Rule (see the definition of the term "COVERED SECURITY" in this Code) which, within the most recent 15 days:

              o  is or has been held by the Trust; or

              o is being or has been considered by the Trust or its investment adviser for purchase by the Trust; and

         (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY.

                                                                      APPENDIX B

 -------------------------------------------------------------------------------

                PORTFOLIOS OF WT MUTUAL FUND AS OF DECEMBER 2008
--------------------------------------------------------------------------------

                            RSMC-ADVISED PORTFOLIOS:

                             Prime Money Market Fund
                        U.S. Government Money Market Fund
                          Tax-Exempt Money Market Fund
                        Short/Intermediate-Term Bond Fund
                             Broad Market Bond Fund
                               Municipal Bond Fund
                              Large-Cap Growth Fund
                              Large-Cap Value Fund
                               Small-Cap Core Fund
                               ETF Allocation Fund
                        Aggressive Asset Allocation Fund
                         Moderate Asset Allocation Fund
                       Conservative Asset Allocation Fund

               RSMC-ADVISED PORTFOLIOS WITH MULTIPLE SUB-ADVISERS:

                        Multi-Manager International Fund
                          Multi-Manager Real Asset Fund
                          Multi-Manager Small-Cap Fund
                          Multi-Manager Large-Cap Fund

                                                                      SCHEDULE A

                      RODNEY SQUARE MANAGEMENT CORPORATION

--------------------------------------------------------------------------------
                                 CODE OF ETHICS
                             INITIAL HOLDINGS REPORT
--------------------------------------------------------------------------------

To the Chief Compliance Officer:

1.   I hereby agree and acknowledge the following:

     a. I have received of a copy of the Code of Ethics (the "Code") of Rodney Square Management Corporation ("RSMC") dated December 2008;

     b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated "ACCESS PERSON;"

     c. I fully understand my responsibilities under the Code and agree to comply with all applicable trading restrictions and reporting requirements; and

     d. I understand the sanctions that may be imposed for trading violations and/or failure to file timely reports, including review by the appropriate Boards of Trustees.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the WT Mutual Fund (the "Trust") , such as any economic relationship between my transactions and securities held or to be acquired by the Trust.

3. As of the date below I had a direct or indirect BENEFICIAL OWNERSHIP interest in the following securities:

--------------------------------------------- ------------------------------------- ----------------------------------
TITLE/NAME AND                                NUMBER OF SHARES                      TYPE OF INTEREST
FULL DESCRIPTION OF SECURITIES                AND PRINCIPAL AMOUNT                  (DIRECT OR INDIRECT)
--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------

[ ] By checking this box, I hereby certify that all _____ or part ____ of my trading information otherwise reportable above is included instead on the ATTACHED statement(s) from the financial institution(s) listed on the next page.

4. As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

----------------------------------------------------- ----------------------------- ----------------------------------
NAME AND ADDRESS OF FIRM,                             ACCOUNT                       TYPE OF INTEREST
CONTACT PERSON, AND TELEPHONE NUMBER                  NUMBER                        (DIRECT OR INDIRECT)
----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------

Date:                                      Signature:
     -----------------------------                   ---------------------------------------
                                           Print Name:
                                                      --------------------------------------
                                           Title:
                                                 -------------------------------------------
                                           Employer's Name:
                                                           ---------------------------------

                                                                      SCHEDULE B

                      RODNEY SQUARE MANAGEMENT CORPORATION

--------------------------------------------------------------------------------
                                 CODE OF ETHICS
                             ANNUAL HOLDINGS REPORT
--------------------------------------------------------------------------------

To the Chief Compliance Officer:

1.   I hereby agree and acknowledge the following:

     a. I have received the current version of the Code of Ethics (the "Code") of Rodney Square Management Corporation;

     b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated "ACCESS PERSON;"

     c. I fully understand my responsibilities under the Code and agree to continue compliance with all applicable trading restrictions and reporting requirements; and

     d. I understand the sanctions that may be imposed for trading violations and/or failure to file timely reports, including review by the appropriate Boards of Trustees.

2. I hereby certify that, during the year ended December 31, _____, I have complied with all provisions of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the WT Mutual Fund (the "Fund"), such as any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its respective Portfolios.

4. As of December 31, ____, I had a direct or indirect BENEFICIAL OWNERSHIP interest in the following securities:

--------------------------------------------- ------------------------------------- ----------------------------------
TITLE/NAME AND                                NUMBER OF SHARES                      TYPE OF INTEREST
FULL DESCRIPTION OF SECURITIES                AND PRINCIPAL AMOUNT                  (DIRECT OR INDIRECT)
--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------
--------------------------------------------- ------------------------------------- ----------------------------------

--------------------------------------------- ------------------------------------- ----------------------------------

[ ] By checking this box, I hereby certify that all _____ or part ____ of my trading information otherwise reportable above is included instead on the ATTACHED statement(s) from the financial institution(s) listed on the next page.

5. As of December 31, _____, the following is a list of all brokers, dealers, or banks with which I maintain an account in which securities are held for my direct or indirect benefit:

----------------------------------------------------- ----------------------------- ----------------------------------
NAME AND ADDRESS OF FIRM,                             ACCOUNT                       TYPE OF INTEREST
CONTACT PERSON, AND TELEPHONE NUMBER                  NUMBER                        (DIRECT OR INDIRECT)
----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------
----------------------------------------------------- ----------------------------- ----------------------------------

----------------------------------------------------- ----------------------------- ----------------------------------

Date:                                                Signature:
     ---------------------------------------                   -------------------------------------------
                                                     Print Name:
                                                                ------------------------------------------
                                                     Title:
                                                           -----------------------------------------------
                                                     Employer's Name:
                                                                     -------------------------------------

                                                                      SCHEDULE C

PRINT NAME:
           ---------------------------


                    CODE OF ETHICS AND INSIDER TRADING REPORT
                       QUARTERLY COMPLIANCE REPORTING FORM
                        FOR QUARTER ENDED
                                         ----------------

THIS FORM IS PROVIDED FOR CERTIFYING COMPLIANCE WITH THE CODE OF ETHICS AND INSIDER TRADING REPORT APPLICABLE TO RODNEY SQUARE MANAGEMENT CORPORATION, WILMINGTON TRUST COMPANY, WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC, AND WILMINGTON BROKERAGE SERVICES COMPANY (COLLECTIVELY, "WILMINGTON TRUST") ON A QUARTERLY BASIS.

To the Chief Compliance Officer:

A.   CONFLICTS OF INTEREST AND/OR INSIDER TRADING ISSUES (SELECT AN OPTION)

     [ ] I hereby certify that I have no knowledge of either the existence of any personal conflict of interest relationship, or inappropriate sharing of material non-public information which may involve any investment product available through Wilmington Trust or its affiliates (including an affiliated investment company or other affiliated investment), in any CLIENT account or between transactions in my accounts and securities held or to be acquired in a Client account.

     [ ] A report or written description of potential conflicts of interest or insider trading issues is attached.

B.   DISCLOSURE OF PROHIBITED INVESTMENTS (SELECT AN OPTION)

     [ ] I hereby certify that I had no recent (during the quarter) or pending transactions in an IPO, LIMITED PARTNERSHIP OR LIMITED OFFERING.

     [ ] Transaction(s) in an IPO, LIMITED OFFERING AND/OR LIMITED PARTNERSHIP are included on the Personal Securities Transaction Reporting Schedule.

C. QUARTERLY REPORT OF TRANSACTIONS IN REPORTABLE SECURITIES, INCLUDING THE WILMINGTON FUNDS, CRAMER ROSENTHAL MCGLYNN AND ROXBURY CAPITAL MANAGEMENT MUTUAL FUNDS AND THE BALENTINE, CAMDEN OR GUIDANCE PRIVATE FUNDS (SELECT AN OPTION)

     [ ] There are no transactions outside of the duplicate account statements provided.

     [ ] The transactions listed on the Personal Securities Transaction
         Reporting Schedule attached are reportable and do not appear on my duplicate account statements.

REPORTABLE SECURITIES include any options exercised with respect to Wilmington Trust Corporation Common Stock, as well as investment election changes made to your individual account in the Wilmington Trust Savings & Thrift Plan. Please refer to the Code of Ethics for the complete definition of REPORTABLE SECURITIES.

D.   CURRENT TRADING ACCOUNTS (SELECT AN OPTION)

     [ ] There are no additions to or deletions from my previously reported list of established accounts with financial institutions.

     [ ] My list of accounts with financial institutions has changed. Any new or closed accounts are listed below:

================================= ================================ =============== =============== =========================
       NAME OF FINANCIAL                 TELEPHONE NUMBER             ACCOUNT          NEW(N)            DATE ACCOUNT
          INSTITUTION                                                                    OR               OPENED OR
    (BROKER, DEALER OR BANK)             & CONTACT PERSON              NUMBER        CLOSED (C)             CLOSED
--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

================================= ================================ =============== =============== =========================

I hereby agree that if you have not received copies of statements for the accounts listed above or on a previous Compliance Reporting Form you are authorized to obtain duplicate copies of statements for these accounts directly from each institution identified above.

E.   CERTIFICATION

I hereby certify that:

     a. I have received the current version of the Code of Ethics and Insider Trading Statement (the "Code") governing my activities;

     b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated ACCESS PERSON;

     c. I fully understand my responsibilities under the Code and agree to comply with all applicable policies, procedures and reporting requirements;

     d. I understand that significant sanctions, including termination of employment, may be imposed for non-compliance with this Code and that violations, including failure to file timely reports, may be subject to review by senior management and the Board of Directors; and

     e. I hereby certify that, during the period covered by this report, I have complied in full with all provisions of this Code and I have submitted all reports in the time and manner required under this Code.

PERSONAL SECURITIES TRANSACTION REPORTING SCHEDULE
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
    NAME OF
   SECURITY
   -INCLUDE
 INTEREST RATE                                                                                            FINANCIAL
 AND MATURITY                                        BUY (B),                 PRINCIPAL                      FIRM
 DATE FOR DEBT       DATE                            SELL (S),  NUMBER OF     AMOUNT OF     PRICE PER     EXECUTING
  SECURITIES      BOUGHT/SOLD    TICKER/CUSIP     OR OTHER (O)   SHARES      TRANSACTION    SHARE/UNIT      TRADE
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

* Include any options exercised with respect to Wilmington Trust Corporation Common Stock or investment election changes in the Wilmington Trust Savings & Thrift Plan.

Signature:
          -------------------------------------------
Print Name:
           ------------------------------------------
Title:
      -----------------------------------------------

                                                                      SCHEDULE D

--------------------------------------------------------------------------------
                             ~ PRE-CLEARANCE FORM ~
                         REQUEST FOR APPROVAL TO EXECUTE
                        A PERSONAL SECURITIES TRANSACTION
--------------------------------------------------------------------------------

Part I: To be completed by ACCESS PERSON for EACH contemplated trade.

1.   Date of Request*:
2.   Name of ACCESS PERSON:
3.   Name of ACCESS PERSON'S Related Account:
4.   Name of Security/Issuer:
5.   Type of Security:
6.   Number of Shares, Options or Contracts:
7.   Approximate Share Price:
8.   OPTION Strike Price and Dollar Amount: $:
9.   Purchase or Sale      [ ] Purchase  [ ] Sale
10.  Is this a New Issue?  [ ] No        [ ] Yes
11.  Security ID.: CUSIP    TICKER     SEDOL
12. Have you Purchased or Sold Securities of the same Issuer within the past 60 Calendar Days?
     [ ] No   [ ] Yes    Details:
13.  Name and Account Number of Broker/Dealer or Financial Institution for
     Trading: Name:     Account Number:

ACCESS PERSON'S Certification: "I have read and understand the current version of the Code of Ethics and I believe the transaction as proposed will comply fully with the provisions of such Code."

Signature                                                     Position:
          -------------------------------------------

--------------------------------------------------------------------------------

Part II: To be completed by appropriate COMPLIANCE PERSONNEL.

1. Is there a pending or anticipated transaction in this security by a Portfolio directly advised by RSMC?
     [ ]  No   [ ] Yes          Details:

2. Has a RSMC-advised Portfolio executed a transaction in this Security within the past seven days?
     [ ]  No   [ ] Yes          Details:

3.   Does the market capitalization of the company's stock exceed $5 billion?
     [ ] No   [ ] Yes           Details:

4.   Transaction Approved
     [ ]  No         Reason
     [ ]  Yes        Approval Expiration Date*:

Notes/Comments:

Name:                                                         Date:
      -----------------------------------------------
         COMPLIANCE PERSONNEL

--------------------------------------------------------------------------------
                 *TRADE PRE-APPROVAL IS VALID FOR 24 HOURS ONLY
--------------------------------------------------------------------------------

                                                                      SCHEDULE E

--------------------------------------------------------------------------------

                  ~ BROKERAGE ACCOUNT WAIVER APPLICATION FORM ~
         REQUEST FOR APPROVAL TO OPEN/MAINTAIN A TRADING ACCOUNT WITH A
                   FIRM OTHER THAN THOSE ON THE APPROVED LIST
--------------------------------------------------------------------------------

     The Code of Ethics requires that all discretionary personal securities transactions made by or on behalf of Wilmington Trust employees who have been designated as ACCESS PERSONS under the Code be executed through one of the six approved broker/dealers stated on Page 13 of this Code. This restriction applies to all accounts over which the ACCESS PERSON has trading discretion, and/or benefits directly or indirectly from, including any account for a dependent or affiliated person. This restriction applies to all existing active accounts and any new accounts that have been opened (unless granted an exemption by the Chief Compliance Officer), or may be opened.

     A waiver to maintain an account away from one of the six approved broker/dealers may be granted only for compelling reasons, and each request will be considered on a case-by-case basis. Please submit this form to the Chief Compliance Officer or in her absence another member of the Compliance Committee PRIOR to opening any accounts and/or placing a trade through any brokerage account or trading platform.

Date:
                      --------------------------------------

Name of ACCESS PERSON:
                      --------------------------------------

Account for which Waiver is Requested:
                                      ------------------------------------------

Existing Account [ ]        New Account  [ ]

Name(s) on Account Registration
                                ---------------------------------------
Brokerage Firm
                                ---------------------------------------
Account Number
                                ---------------------------------------
Relationship of Account Holder if other than ACCESS PERSON

---------------------------------

FOR AN EXISTING ACCOUNT, A COPY OF THE MOST RECENT ACCOUNT STATEMENT/ CONFIRMATION MUST BE ATTACHED HERETO.

Reason(s) for Request to maintain or open an account with a non-approved Broker/Dealer:


--------------------------------------------------------------------------------

This application is APPROVED [ ]  DECLINED [ ] for the following reason(s):

Name:                                                   Date:
      -----------------------------------------------        -------------------
      CHIEF COMPLIANCE OFFICE AND/OR COMPLIANCE COMMITTEE MEMBER/S